UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

October 5, 2006

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.01 COMPLETION OF ACQUISITION

During the early part of July, 2006, Pipeline Data Inc. (the “Company”) completed two acquisitions.

The Paynet Systems Acquisition:

On July 3, 2006, we acquired Paynet Systems, Inc., an e-commerce and retail merchant credit card processing provider. The purchase price for Paynet Systems was $9.5 million in cash and $940,000 in restricted stock, based on a share price of $1.41 per share. In the event certain milestones are reached, we may pay the former Paynet Systems shareholders up to an additional $3 million in cash and 1.61 million shares of restricted common stock.

The stock component resulted in 666,667 shares of restricted common stock being issued to the former Paynet Systems, Inc. stockholders. The former Paynet Systems, Inc. stockholders will be subject to a twelve (12) month lock-up period commencing from the closing of the acquisition. Our wholly owned subsidiary, Paynet Systems Acquisition, Inc. was formed to merge into Paynet Systems, Inc.

The Valadata Acquisition:

On July 11, 2006, we acquired Valadata, Inc., a retail merchant credit card processing provider catering primarily to the restaurant industry. The purchase price for the Valadata acquisition was $5.4 million in cash and an additional $1.5 million over the next two years, subject to performance milestones and is subject to price adjustments should the income generated over the two years following the closing not hit projected targets. Our wholly owned subsidiary, Valadata Acquisition, Inc. was formed to merge into Valadata, Inc.

The information in this Form 8-K is being furnished pursuant to Item 2.01 "Completion of Acquisition" shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

1

Item 9 Financial Statements, Pro Forma Financial Information and Exhibits

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

The following pro forma financial information (including the notes thereto)presents condensed consolidated financial statements of Pipeline Data Inc., as adjusted for the acquisition of Paynet Systems, Inc., and Valadata, Inc. under the purchase accounting method in accordance with GAAP. (the Transaction). The unaudited pro forma combined consolidated financial statements combine the historical financial statements of Paynet Systems, Inc. and Valadata, Inc. The unaudited pro forma combined consolidated balance sheet as of June 30, 2006 gives effect to the acquisition as if it occurred on June 30, 2006. The unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005, give effect to the Transaction as if it had been completed on January 1, 2005.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. In addition, the pro forma adjustments do not reflect any operating inefficiencies or extra expenses which might occur with respect to the combined companies.

These pro forma condensed consolidated financial statements do not purport to present results that may actually have been obtained if the Transaction had been in effect during the period covered, or any future results which may in fact be realized.

The following information is not necessarily indicative if the financial position that would have occurred had the transaction been consummated on the date which the consummation of the transaction is assumed to have occurred. For the purposes of preparing the Company’s consolidated proforma financial statements, the Company will establish a new basis for the business’ acquired assets and assumed liabilities based upon the fair values thereof.

GENERAL

Paynet Systems, Inc.

On July 3, 2006, our wholly-owned subsidiary, Paynet Systems Acquisition, Inc., a Delaware corporation, consummated a merger agreement to acquire Paynet Systems, Inc., a Georgia corporation, from the shareholders of the company. Our merger consideration is as follows:

$9,500,000 in cash;

Pipeline restricted common stock valued at $940,000, based upon the value of the Company’s stock at closing; and

an additional $3 million in cash and 1.61 million shares of restricted common stock, subject to performance milestones.

Valadata, Inc.

On July 11, 2006, our wholly-owned subsidiary, Valadata Acquisition, Inc., a Delaware corporation, consummated a merger agreement to acquire Valadata, Inc., a North Dakota corporation from the shareholders of the company and L60, Incorporated, an Arizona corporation. Our merger consideration is as follows:

$5,478,417 in cash and

an additional $1.5 million over the next two years, subject to performance milestones.

Included within the acquisition were portfolios valued at $1,547,691, which Valadata acquired immediately prior to the acquisition by our company. Therefore, the results of these newly acquired portfolios are not included the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005 or the six-month period ended June 30, 2006. These revenues and profits derived from the portfolios will be accretive to Pipeline Data immediately.

PIPELINE DATA INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006

ASSETS

	Pipeline Data Inc.	Paynet Systems Inc.	Valadata, Inc.	Note	Pro Forma Adjustments	Pro Forma Consolidated
Current Assets
Cash and equivalents	$671,768	$1,698	$78,412	(12) (4)	$1,771,752	$2,523,630
Other current assets	3,466,175	175,599	1,208,956	(7) (8)	(2,555,317)	2,295,413
Total current assets	4,137,943	177,297	1,287,368		(783,565)	4,819,043
Property and equipment, net	911,797	226,194	0	(4)	(226,194)	911,797
Other assets
Intangibles, goodwill	35,044,267	0	$1,547,691	(1)	13,906,927	$50,498,885
Restricted cash	6,294,345			(12) (9)	(5,697,487)	596,858
Other assets	5,752,751	1,769	0			5,754,520
Deferred acq. cost	9,594,737	0	0	(2)	(9,500,000)	94,737
Total other assets	56,686,100	1,769	1,547,691		(1,290,560)	56,945,000
TOTAL ASSETS	$61,735,840 =========	$405,260 =======	$2,835,059 ========		$(2,300,319) ==========	$62,675,840 =========

PIPELINE DATA INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006

LIABILITIES AND STOCKHOLDERS EQUITY

	Pipeline Data Inc.	Paynet Systems Inc.	Valadata, Inc.	Note	Pro Forma Adjustments	Pro Forma Consolidated
Current Liabilities
Accounts payable and accrued expenses	$1,217,437	$84,916	$946,647	(8)(4)	$(1,031,563)	$1,217,437
Notes and lease obligations payable	33,676	49,645	1,554,380	(7)(8)	(1,604,026)	33,676
Total current liabilities	1,251,113	134,562	2,501,027		(2,635,589)	1,251,113
Long Term Liabilities
Notes and lease obligations payable	26,322,126	105,508	0	(4)	(105,508)	26,332,126
Total long term liabilities	26,322,126	105,508	0		(105,508)	26,332,126
Stockholders Equity
Common stock	45,516	100	15,000	(3)(5) (10)	(14,433)	46,183
Common stock subscribed	513,907	0	0			513,907
Deferred compensation	21,864	0	0	(3)		21,864
Additional paid-in capital	37,588,978	0	0	(3)	939,333	38,528,311
Retained earnings (deficit)	(4,007,664)	165,090	319,032	(11)(6)	(484,122)	(4,007,664)
Total stockholders equity	34,162,601	165,190	334,032		440,778	35,102,601
TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$61,735,840 =========	$405,260 =======	$2,835,059 ========		$(2,300,319) =========	$62,675,840 =========

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

	Pipeline Data Inc.	Paynet Systems Inc.	Valadata, Inc.	Note	Pro Forma Adjustments	Pro Forma Consolidated
Revenue	$24,097,575	$2,695,073	$1,461,195	(1)	$14,945,148	$43,198,991

Interchange	12,049,353	0	0		13,801,573	25,850,926
Cost of goods/services sold	5,525,252	473,999	0	(4)	1,143,575	7,142,826
Total cost of goods/services sold	17,574,605	473,999	0		14,945,148	32,993,752
Gross Profit	6,522,970	2,221,074	1,461,195	(1)	0	10,205,239
Operating Expenses	6,216,633	1,214,040	1,112,879	(2)	598,000	9,141,552
Operating Income	306,337	1,007,034	348,316		(598,000)	1,063,687
Total other income (expenses)	(717,413)	(9,355)	19,506	(3)	(2,339,900)	(3,047,162)
Income (loss) before income tax benefit	(411,076)	997,679	367,822		(2,937,900)	(1,983,475)
Income tax (expense) benefit	779,833	0	0		550,340	1,330,173
Net Income(Loss)	$368,757 =======	$997,679 =======	$367,822 =======		$(2,387,560) =========	$(653,302) ========

Basic and diluted earnings per common share:
Basic						$(0.02)
Diluted – N/A

Weighted average shares outstanding:
Basic						28,576,340
Diluted – N/A

PIPELINE DATA INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2006

	Pipeline Data Inc.	Paynet Systems Inc.	Valadata, Inc.	Note	Pro Forma Adjustments	Pro Forma Consolidated
Revenue	$15,808,819	$1,418,590	$649,750	(1)	$7,031,832	$24,908,991

Interchange	6,741,000	0	0		6,438,757	13,179,757
Cost of goods/services sold	2,911,980	235,126	0		593,075	3,740,181
Total cost of goods/services sold	9,652,980	235,126	0	(1)	7,031,832	16,919,938
Gross Profit	6,155,839	1,183,464	649,750		0	7,989,053
Operating Expenses	5,637,638	799,856	511,335	(2)	299,000	7,247,829
Operating Income	518,201	383,608	138,415		(299,000)	741,224
Total other income (expenses)	(3,641,886)	498,725	0	(3)(5)	(1,170,000)	(4,313,161)
Income (loss) before income tax benefit	(3,123,685)	882,333	138,415		(1,469,000)	(3,571,937)
Income tax (expense) benefit	1,285,908	0	0	(4)	156,888	1,442,796
Net Income(Loss)	$(1,837,777) =========	$833,333 =======	$138,415 ======		$(1,312,112) =========	$(2,129,141) =========

Basic earnings (loss) per common share:
Basic						$ (0.05)
Diluted – N/A

Weighted average shares outstanding:
Basic						42,268,163
Diluted – N/A

PIPELINE DATA INC.

Notes to Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2006

This balance sheet presents the combined balance sheets of Pipeline Data, Valadata and Paynet Systems as though the merger had occurred on June 30, 2006, adjusted for activity related to the transaction as described below:

PRO FORMA ADJUSTMENTS

The following unaudited pro forma adjustments relate to the purchase as if it had occurred as of June 30, 2006. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

(1) Purchase Price Adjustment

The purchase price adjustment reflects the cash payments and stock issuance for the purchase of the two entities.

For the purpose of the pro forma financial information, the following table presents the components of the purchase price consideration and increase in pro forma goodwill and intangible assets.

	Paynet	Valadata	Pipeline	Total
Purchase Price consideration	$10,440,000	$5,478,417	$0	$15,918,417
Merchant Portfolio	0	(1,547,691)	0	(1,547,691)
Purchase accounting adjustment to retained earnings	(165,010)	(319,032)	0	(484,122)
Other acquisition related costs	0	0	20,323	20,323
Pro forma goodwill and Intangible assets	$10,274,990 =========	$3,611,694 ========	$20,323 ======	$13,906,927 =========

The adjustments to the accompanying unaudited consolidated balance sheet are described below:

Paynet Systems, Inc.

(2)	Payment of $9,500,000 cash on July 13, 2006.

(3)	Issuance of 666,667 shares of restricted common stock valued $1.41 per share based on market value on close date. Total value of stock issued is $940,000.

(4)	Elimination of assets and liabilities netting $93,330 that are distributed to the selling shareholders.

PIPELINE DATA INC.

Notes to Pro Forma Condensed Consolidated Financial Statements

June 30, 2006

PRO FORMA ADJUSTMENTS-continued

(5)	Cancellation of common stock- $100

(6)

Reflects adjustments to shareholder equity of the carrying value of Paynet System’s equity of $165,010. The Company had elected to be taxed as an S-Corporation and under this election, the Company’s net income or loss is reportable by the stockholders. This adjustment reflects the termination of the S-Corporation status.

Valadata, Inc.

(7)	Elimination of loan between Pipeline Data and Valadata, totaling $1,554,380.

(8)	Elimination of assets and liabilities netting $54,290 that are distributed to the selling shareholders.

(9)	Use of $3,924,037 of restricted cash for acquisition

(10)	Cancellation of common stock-$15,000.

(11)

Reflects adjustments to shareholder equity of the carrying value of Valadata Inc.’s equity of $319,032. The Company had elected to be taxed as an S-Corporation and under this election, the Company’s net income or loss is reportable by the stockholders. This adjustment reflects the termination of the S-Corporation status.

(12)	Restricted cash for acquisitions returned to Pipeline Data as a result of completing acquisitions- $1,773,450.

PIPELINE DATA INC.

Notes to Pro Forma Condensed Consolidated Financial Statements

June 30, 2006

PRO FORMA ADJUSTMENTS-continued

Notes to Unaudited Pro Forma Combined Statements of Continuing Operations for the Six Months Ended June 30, 2006 and Year Ended December 31, 2005.

These combined statements of continuing operations include the historical statements of continuing operations of Pipeline Data, Valadata and Paynet Systems as though the merger had occurred on January, 1, 2005, adjusted for activity related to the transaction as described below:

(1)

Reflects the restatement of Revenue with a corresponding increase in Interchange expense as a result of recognizing gross revenue, interchange, cost of goods / services sold to conform to the basis of revenue recognition policy adopted by the Company, pursuant to our contractual processing agreement. For the years ending December 31, 2005 and for the six months ended June 30, 2006, both Paynet Systems Inc. and Valadata, Inc. reported their revenue net of all fees and expenses as required by the terms and conditions of their contracts and agreements then in force. The Company has reflected the following pro forma adjustments to conform to the Revenue Recognition Policy adopted by the Company. The cumulative effect of these adjustment results in an increase in revenues of $14,945,148 with a corresponding increase in total cost of goods and services of $14,945,148 for the year ended December 31, 2005. For the six months ended June 30, 2006 the pro forma adjustment reflects an increase in revenues of $7,031,832 with a corresponding increase in total cost of goods and services of $7,031,832.

PIPELINE DATA INC.

Notes To Pro Forma Condensed Consolidated Financial Statements

June 30, 2006

PRO FORMA ADJUSTMENTS-continued

(2)

Reflects the increase in amortization expense as a result of allocating an assumed portion of the merger consideration to intangible assets of Valadata and Paynet Systems, namely customer relationship intangibles, acquired merchant portfolios and acquired software, and amortizing such intangibles over their estimated useful lives commencing as of the assumed acquisition date. Customer relationships are being amortized over 7 years on a straight line method. Acquired computer software is being amortized over its estimated useful life of up to 3-5 years on an accelerated method. Acquired merchant portfolios are being amortized over 7 years on a straight line basis. Total increase in intangible assets is estimated at $5,733,000. The increase in amortization expense is $598,000 for the year ended December 31, 2005, and $299,000 for the six months ended June 30, 2006. The company will incur an additional $221,100 per annum in amortization expense related to the portfolios acquired from Valadata, its total intangible value of $1,547,691 will be amortized over seven years.

(3)

Reflects an increase in interest expense for the year ended December 31, 2005, and for the six months ended June 30, 2006, of $2,339,900 and $1,170,000, respectively, as if the refinancing completed on June 27, 2006 was completed on January 1, 2005. Included in the interest expense is amortization costs associated with debt issuance fees, the convertible benefit feature of the debenture and the warrants issued in the connection with the refinancing. Total amortization expense associated with these items is $1,265,500 for the year ended December 31, 2005, and $632,700 for the six months ended June 30, 2006. The company will incur an additional $269,000 per annum in interest expense related to the financing related to the portfolios acquired from Valadata.

(4)

Reflects the tax benefit relating to the incremental pro forma “Income (loss) before income tax (expense) benefit” of Valadata and Paynet Systems offset by pro forma adjustments at Pipeline Data’s tax rate of approximately 35.0% for the year ended December 31, 2005, and the six months ended June 30, 2006.

(5)	Included within Pipeline’s “Total other income (expenses)” is Loss on early retirement of Debt of $2,140,107

Critical Accounting Policies

Revenue Recognition

Our company and our subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services.

Our reported revenue figures are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in our cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to our merchant customers and are recognized simultaneously with the recognition of revenue.

We follow the requirements of FASB’s Emerging Issues Task Force statement 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting and believe that our current and historical revenue figures are consistent with EITF 99-19. Generally, we report revenues at the time of sale on a gross basis where we are the primary obligor in the arrangement, have latitude in establishing the price of the services, change the product and perform part of the service, have discretion in supplier selection, have latitude in determining the product and service specifications to meet our clients needs and assume credit risk. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Interchange fees are set by Visa and MasterCard and are based on transaction processing volume and are recognized at the time transactions are processed. Revenues generated from certain agent bank portfolios are reported net of interchange, as required by EITF 99-19, where we may not have credit risk, portability or the ultimate responsibility for the merchant accounts.

We are aware, however, that the SEC accounting staff has recently raised certain revenue recognition concerns regarding companies in our industry. There is a risk that if the SEC were to determine that our current revenue recognition policies were incorrect, such policies may need to be altered and our recognition of revenues on a going forward basis may be materially and adversely affected.

While we believe our reporting policy is correct, we have provided revenue figures on both a gross and net basis. Should the SEC accounting staff disagree with our position, we believe that as there would be a corresponding reduction in our reported cost of services sold, any such change in revenue recognition policy would not require us to restate our previous net earnings or stockholders’ equity results.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	October 5, 2006	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer